Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

$[●]	[●], 2017

FOR VALUE RECEIVED, NanoVibronix, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [●] (“Lender”), the principal amount (“Principal Amount”) equal to $[●]. Interest on the unpaid portion of the Principal Amount shall be payable on the Maturity Date (as defined below) at a rate per annum equal to 6%.

1.       Terms; Payment.

1.1       Terms.  This Note is one of a number of similar notes (the “Other Notes”) being issued and delivered by the Borrower to certain note holders (together with Lender, the “Note Holders”) pursuant to a debt financing of up to $500,000.

1.2       Payment.  Unless this Note has been previously converted in accordance with the terms of Section 3 hereunder, the Principal Amount and all accrued but unpaid interest thereon shall be due and payable on the date that is the earlier of the (i) 5-year anniversary of the date hereof, or (ii) the date that the Borrower completes a Qualified Financing (as hereafter defined) (the “Maturity Date”). On the affirmative vote of the holders of at least two-thirds (2/3rds) of the outstanding aggregate Principal Amount of this Note and each of the Other Notes (the “Required Holders”), the Borrower may from time to time extend the Maturity Date of this Note and each of the Other Notes. All payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to accrued interest due and payable and the remainder applied to principal. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

2.       Representations and Warranties of Lender.  In connection with the transactions provided for herein, Lender hereby represents and warrants to the Borrower that:

2.1       Purchase Entirely for Own Account.  Lender acknowledges that this Note is issued to Lender in reliance upon Lender’s representation to the Borrower that this Note will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Note.

2.2       Investment Experience.  Lender is an investor in securities of companies in the development stage and acknowledges that it, he or she is able to fend for itself, himself or herself, can bear the economic risk of its, his or her investment, and has such knowledge and experience in financial or business matters that it, he or she is capable of evaluating the merits and risks of the investment in this Note. Lender also represents it, he or she has not been organized solely for the purpose of acquiring this Note.

2.3       Accredited Investor.  Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

2.4       Restricted Securities.  Lender understands that this Note is characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Lender represents that it is familiar with Rule 144 as promulgated by the SEC under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.       Conversion of this Note.  This Note shall be convertible according to the following terms:

3.1       Definitions.  The following terms shall have the meanings assigned below:

(a)        “Change of Control” means any consolidation or merger of the Borrower with or into any other corporation or other entity or person, or any other corporate reorganization in which the Borrower shall not be the continuing or surviving entity of such reorganization or any transaction or series of related transactions by the Borrower in which in excess of 50% of the Borrower’s voting power is transferred, or a sale of all or substantially all of the assets of the Borrower, other than any transaction or series of related transactions which is primarily for the purpose of financing the Borrower or a reincorporation of the Borrower.

(b)       “Equity Financing” means the issuance and sale by the Borrower of shares of its Capital Stock, with the principal purpose of raising capital, for cash.

(c)       “Equity Securities” means the Borrower’s capital stock (the “Capital Stock”) or any securities conferring the right to purchase such Capital Stock or securities convertible into, or exchangeable for (with or without additional consideration), such Capital Stock.

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3.2       Qualified Financing.  In the event the Borrower consummates an Equity Financing following the date of issuance of this Note pursuant to which it issues and sells shares of Capital Stock resulting in aggregate proceeds (excluding the conversion of this Note and each of the Other Notes) to the Borrower of at least $2,000,000 (a “Qualified Financing”), and provided that this Note remains outstanding at the time of such Qualified Financing, Lender may, upon 10 days’ prior notice, elect to have the outstanding principal and unpaid accrued interest of this Note converted into shares of the same class and series of Equity Securities sold in such Qualified Financing, provided that the Lender may elect to receive shares of the Series C Convertible Preferred Stock of the Borrower instead of shares of common stock of the Borrower (the “Common Stock”) to the extent that shares of Common Stock are issued in such Qualified Financing, at a price per share equal to the lesser of: (a) 80% (i.e., a 20% discount) of the price per share at which such securities are sold in such Qualified Financing and (b) $5.90 per share, as such amount may be adjusted for any stock split, stock dividend, reclassification or similar events affecting our Capital Stock. At least 10 business days prior to the closing of the Qualified Financing, the Borrower shall notify Lender in writing of the terms under which the Equity Securities of the Borrower will be sold in such financing. The conversion of this Note into Equity Securities under this Section 3.2 shall occur on the closing date of such Qualified Financing, and at the closing of the Qualified Financing, Lender shall execute a stock purchase agreement in the same form as that executed by the other investors of the Qualified Financing.

3.3       Change of Control.  If prior to the Maturity Date, there is a Change of Control and this Note has not previously converted pursuant to Section 3.2, Lender may, upon 10 days’ prior notice, elect to have this Note converted or repaid in one of the following two ways: (a) Lender may elect to receive from the Borrower an amount in cash equal to the sum of the original Principal Amount and interest then accrued and unpaid under the Note, or (b) Lender may elect to convert this Note plus all accrued and unpaid interest into shares of Common Stock or, if Lender so elects, into shares of the Series C Convertible Preferred Stock of the Borrower, immediately prior to the closing of such Change of Control at a price per share equal to the Change of Control Exchange Price. For purposes of the foregoing sentence, the “Change of Control Exchange Price” means the lesser of: (x) 80% (i.e., a 20% discount) of the amount (expressed in dollars) equal to the quotient obtained by dividing (i) the estimated value of the Borrower implied by the exchange ratio set forth in the agreement governing such Change of Control, as determined in good faith by the Borrower’s board of directors, by (ii) the aggregate number of outstanding shares of the Borrower’s Common Stock, immediately prior to such Change of Control on a fully diluted basis, and (y) $5.90 per share, as such amount may be adjusted for any stock split, stock dividend, reclassification or similar events affecting our Capital Stock. In the event that Lender does not make an election within 10 days of the notice from the Borrower (with email being adequate notice), the Borrower shall determine, in its reasonable discretion, to convert or repay the Note, based upon whether the value of the consideration that would be payable to Lender in a Change of Control if Lender converted this Note is greater than the Principal Amount and accrued and unpaid interest on this Note.

3.4       Maturity Date.  If on the Maturity Date this Note has not previously converted pursuant to Sections 3.2 or 3.3, Lender may, upon 10 days’ prior notice, elect to have this Note converted or repaid in one of the following two ways: (a) Lender may elect to receive from the Borrower an amount in cash equal to the sum of the original Principal Amount and interest then accrued and unpaid under the Note, or (b) Lender may elect to convert this Note plus all accrued and unpaid interest into shares of Common Stock or, if Lender so elects, into shares of the Series C Convertible Preferred Stock of the Borrower, on the Maturity Date at a price per share equal to the Maturity Date Exchange Price. For purposes of the foregoing sentence, the “Maturity Date Exchange Price” means the lesser of: (x) 80% (i.e., a 20% discount) of the amount (expressed in dollars) equal to the quotient obtained by dividing (i) the estimated value of the Borrower as of the Maturity Date, as determined in good faith by the Borrower’s board of directors, by (ii) the aggregate number of outstanding shares of the Borrower’s Common Stock, as of the Maturity Date on a fully diluted basis, and (y) $5.90 per share, as such amount may be adjusted for any stock split, stock dividend, reclassification or similar events affecting our Capital Stock. In the event that Lender does not make an election within 10 days of the notice from the Borrower (with email being adequate notice), the Borrower shall determine, in its sole discretion, to convert or repay the Note.

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3.5       Additional Terms.  Upon the conversion of this Note, in lieu of any fractional shares to which Lender would otherwise be entitled, the Borrower shall pay Lender cash equal to such fraction multiplied by the issue price of such Equity Securities or Common Stock, as applicable. As promptly as practicable after the conversion of this Note, the Borrower at its expense will issue and deliver to Lender, upon surrender of this Note, a certificate or certificates for the number of full shares of Equity Securities or Common Stock, as applicable, issuable upon such conversion.

4.       Miscellaneous.

4.1       No Prepayments.  Except to the extent expressly permitted in writing by the Required Holders, the Borrower shall not be entitled to prepay any portion of the outstanding Principal Amount of this Note or any of the Other Notes.

4.2       Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign its rights or obligations under this Note without the prior written consent of the other party. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

4.3       Governing Law and Venue.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles. Any disputes shall be resolved in the federal or state courts situated in New York, New York, with the prevailing party being entitled to attorneys’ fees and reasonable costs.

4.4       Notices.  All notices and other communications given or made pursuant hereto shall be in writing to the addresses set forth on the signature pages hereof and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

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4.5       Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.6       Further Assurance.  From time to time, the Borrower shall execute and deliver to Lender such additional documents and shall provide such additional information to Lender as Lender may reasonably require to carry out the terms of this Note, and any agreements executed in connection herewith, and to be informed of the financial and business conditions and prospects of the Borrower.

4.7       Entire Agreement; Amendments and Waivers.  This Note constitutes the entire agreement of the parties, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof. Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and the Required Holders. Notwithstanding the foregoing, in the event an amendment, waiver, or modification of this Note adversely affects the rights of Lender in a manner different than the other Note Holders other than by virtue of the amount of principal and interest then outstanding owed to such persons, then the written consent of Lender shall also be required to enforce such amendment, waiver or modification.

[ Signature Page Follows ]

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IN WITNESS WHEREOF, this Note is executed as of the date first above written.

THE “BORROWER”:

Date: [●], 2017 Address: ______________________________ ______________________________	NANOVIBRONIX, INC., a Delaware corporation By: ______________________________ Name: ____________________________ Title: _____________________________

[Convertible Promissory Note - Borrower’s Signature Page]

LENDER’S COUNTERPART SIGNATURE PAGE
TO
CONVERTIBLE PROMISSORY NOTE

The undersigned Lender agrees to be bound by the terms of the Convertible Promissory Note of NanoVibronix, Inc., a Delaware corporation, executed by the Borrower in favor of the undersigned Lender, and agrees to all of the terms thereof.

Date: [●], 2017 Address: ______________________________ ______________________________	[●] By: ______________________________ Name: ____________________________ Title: _____________________________

[Convertible Promissory Note - Lender’s Signature Page]